UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2022

EACO CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5065 East Hunter Avenue

Anaheim, California 92807

(Address of Principal Executive Offices)

(714) 876-2490

(Registrant’s Telephone No.)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 16, 2022, EACO Corporation, a Florida corporation, issued a press release announcing the unaudited financial results for the quarter ended November 30, 2021. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

On August 18, 2022, EACO Corporation issued a press release announcing the unaudited financial results for the quarter ended February 28, 2022. A copy of the press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

On August 22, 2022, EACO Corporation issued a press release announcing the unaudited financial results for the quarter ended May 31, 2022. A copy of the press release is furnished as Exhibit 99.3 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language contained in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit

No.	Description

99.1	Press release dated August 16, 2022 reporting the financial results of EACO Corporation for the quarter ended November 30, 2021.

99.2	Press release dated August 18, 2022 reporting the financial results of EACO Corporation for the quarter ended February 28, 2022.

99.3	Press release dated August 22, 2022 reporting the financial results of EACO Corporation for the quarter ended May 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2022	EACO CORPORATION

	By:	/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer